FOR IMMEDIATE RELEASE:

                                                           Contact: Terry Badger
                                                      Director of Communications
                                                                    210.308.1221
                                                             tbadger@usfunds.com




                          U.S. GLOBAL ANNOUNCES MAILING
                   DEFINITIVE PROXY STATEMENT TO SHAREHOLDERS

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SAN  ANTONIO--November  21,  2006--U.S.  Global Investors,  Inc. (NASDAQ:  GROW)
announced today that it has filed the definitive proxy statement with the Securities and Exchange Commission for soliciting proxies for voting on amendments to the Articles of Incorporation of U.S. Global at a special shareholders meeting to be held at 9:00 A.M. local time on January 10, 2007, at U.S. Global's corporate headquarters in San Antonio, Texas. Shareholders of record of U.S. Global's Class A Common Stock and Class C Common Stock as of the close of business on November 20, 2006 ("Meeting Record Date") will be entitled to vote at the meeting. The definitive proxy statement is expected to be mailed to shareholders on or before November 27, 2006.

The previously announced amendments would increase the number of authorized shares of Class A Common Stock from 7 million to 28 million, Class B Common Stock from 2.25 million to 4.5 million, and Class C Common Stock from 1.75 million to 3.5 million, otherwise modify the relative dividend and liquidation preference rights of the different classes of common stock and permit conversion of Class C Common Stock to Class A Common Stock, and effectuate a 2-for-1 stock split resulting in the distribution of one additional share of Class A Common Stock per share of Class A Common Stock and one additional share of Class C Common Stock per share of Class C Common Stock held by each shareholder of record on February 7, 2007 ("Record Date") payable on February 16, 2007
("Payment Date"). It should be noted that the record and payment date are different from those previously announced. The new dates have been selected to facilitate processing by NASDAQ and third parties assisting U.S. Global with the stock split.

Additionally, if both proposals contained in the definitive proxy statement are approved, the Board of Directors of the Company has authorized payment of a special dividend of $0.50 per share ($0.25 per share post-split) payable on the Payment Date to shareholders of record on the Record Date. If the amendments to U.S. Global's Articles of Incorporation are not approved by shareholders, the special dividend will not be paid, and the Board and management will consider other options.

U.S. Global's Board of Directors unanimously approved the amendments to the Articles of Incorporation and recommends that all U.S. Global shareholders vote "FOR" approval of the amendments to the Articles of Incorporation. U.S. Global is seeking, and applicable law requires, approval of the amendments to the Articles of Incorporation by the affirmative vote of holders of

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two-thirds of the outstanding  shares of U.S.  Global's Class A Common Stock and
Class C Common Stock, voting separately by class. Holders of U.S. Global's Class A Common Stock and Class C Common Stock will have one vote per share.

All of U.S. Global's directors and executive officers have informed the Company that they intend to vote all of their shares for the approval of the amendments to the Articles. As of the Meeting Record Date, U.S. Global's directors and executive officers owned 2.97 percent of the outstanding shares of Class A Common Stock and 93.01% of the outstanding shares of Class C Common Stock.

The vote of U.S. Global's shareholders is very important regardless of the number of shares of common stock they own. Whether or not shareholders are able to attend the Special Meeting in person, they should complete, sign and date the proxy card and return it in the prepaid and addressed envelope as soon as possible. Shareholders can also submit a proxy via the Internet as described on the proxy card accompanying the definitive proxy statement. If shareholders fail to return their proxy cards, fail to attend the Special Meeting and vote in person, or fail to register their vote on the Internet, the effect will be that their shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is present, the failure to vote will have the same legal effect as a vote against approval of the amendments to the Articles of Incorporation.

The results of the vote on approval of the amendments to the Articles of Incorporation will be announced at the Special Meeting, to be held on January 10, 2007, subject to any adjournment of such meeting.

Shareholders are urged to read the definitive proxy statement carefully because it will contain important information about U.S. Global, the proposed amendments and related matters. Shareholders may obtain free copies of the proxy statement and other documents filed with the SEC by U.S. Global at the SEC's web site at http://www.sec.gov. In addition, shareholders may obtain free copies of the definitive proxy statement by contacting U.S. Global's Investor Relations Department at (210) 308-1221 or its proxy solicitor, ADP, at (877) 777-3412.

About U.S. Global Investors, Inc. U.S. Global Investors, Inc. (www.us-global.com) is a registered investment adviser that focuses on profitable niche markets around the world. Headquartered in San Antonio, Texas, the company offers financial solutions and provides transfer agency and other services to U.S. Global Investors Funds and U.S. Global Accolade Funds.

With an average of $4.79 billion in assets under management in the quarter ended September 30, 2006, U.S. Global Investors manages domestic and offshore funds offering a variety of investment options, from emerging markets to money markets. In general, trends in the assets under management are the critical drivers of revenue and earnings.


This news release includes  forward-looking  statements  concerning the Company.
These may include statements of plans or objectives for future operations, statements about future economic

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performance or assumptions or estimates.  The accuracy of these  forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.